As Filed with the United States Securities and Exchange Commission on August 15, 2007.
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
August 15, 2007
Date of Report (Date of Earliest Event Reported)
MID-AMERICA BANCSHARES, INC.
(Exact name of Registrant as specified in its charter)

Tennessee	000-55212	16-1754596
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2019 Richard Jones Road, Nashville, Tennessee	37215
(Address of Principal Executive Offices)	(Zip Code)
(615) 690-5800
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On August 15, 2007, Mid-America Bancshares, Inc. (the “Company”) executed an Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and Pinnacle Financial Partners, Inc. (“Pinnacle”) pursuant to which the Company will merge with and into Pinnacle, with Pinnacle as the surviving corporation (the “Merger”). The separate existence of the Company shall cease to exist upon the effectiveness of the Merger.
     Pursuant to the terms of the Merger Agreement, upon consummation of the Merger each shareholder of the Company’s common stock issued and outstanding, subject to certain exceptions, will be eligible to receive 0.4655 shares of Pinnacle’s common stock and $1.50 in cash for each share of common stock of the Company owned by them at the effective time. Cash will be paid in lieu of any fractional shares based on the average closing price of Pinnacle’s common stock for the five trading days immediately preceding the date of the effective time. Additionally, any outstanding options to purchase shares of common stock, and all stock appreciation rights of the Company, shall be assumed by Pinnacle and converted into the right to purchase shares of common stock of Pinnacle at an adjusted price based on the exchange ratio and the per share cash consideration. Pinnacle will file a registration statement on Form S-4 that will include a joint proxy statement of the Company seeking approval of the Merger Agreement by the Company’s shareholders, and Pinnacle will seek approval of its shareholders with respect to the issuance of Pinnacle’s common stock in connection with the Merger.
     The Merger Agreement contains customary representation and warranties and covenants by both Pinnacle and the Company. The Company has also agreed not to solicit proposals relating to alternative business combination transactions or, subject to a “fiduciary-out” exception, enter into discussions or negotiations or provide confidential information in connection with any proposals for alternative business combination transactions.
     The proposed Merger is subject to customary closing conditions, including obtaining approvals from applicable federal banking regulators and the Company’s and Pinnacle’s shareholders. Additionally, the Merger Agreement contains certain termination rights that may require the Company to pay Pinnacle a termination fee of $8.0 million under certain specified circumstances.
     In connection with the Merger Agreement, the Company’s directors have entered into agreements to vote their shares of Company common stock in favor of the Merger. Pinnacle’s bank subsidiary has also entered into an employment agreement with Jason K. West, the Company’s Executive Vice President and Chief Financial and Accounting Officer, and President and Chief Operating Officer of PrimeTrust Bank, which will become effective upon the closing of the Merger. Under the terms of this agreement, Mr. West will serve as an Area Executive for a three-year term.
     In addition, the Company has agreed that Pinnacle may specify a closing of the transaction in 2007, assuming all shareholder and governmental approvals have been obtained and all applicable waiting periods have expired. The Company has agreed, and Pinnacle has assented, to a change to the Company’s (and PrimeTrust Bank’s) change of control agreements which provides that if there is a closing in 2007, the payments due to the four persons who have executed such contracts with the Company, and the one person who has signed such an agreement with PrimeTrust Bank, will be calculated as the closing occurred in 2008. If the transaction closes in 2008, this amendment will not be applicable.
     The preceding summary of certain provisions of the Merger Agreement and the transactions contemplated thereby, including the Merger, is qualified in its entirety by reference to the Merger Agreement attached hereto as Exhibit 2.1, and incorporated herein by reference.
     The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Pinnacle. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Pinnacle, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s or Pinnacle’s public disclosures.
     The Company’s Board of Directors engaged Hovde Financial, LLC (“Hovde”) to serve as financial advisor to the Board of Directors and to render an opinion to the Board of Directors as to the fairness to the Company and its shareholders, from a financial point of view, of the consideration to be paid in connection with the transactions contemplated by the Merger Agreement. On August 15, 2007, Hovde delivered an oral opinion, subsequently confirmed in writing, to the Board of Directors that as of the date of the opinion and based on and subject to the assumptions made, matters considered, qualifications and limitations set forth in the opinion, the consideration to be paid in connection with the transactions contemplated by the Merger Agreement is fair, from a financial point of view, to the Company and its shareholders. The full text of the written opinion of Hovde, dated August 15, 2007, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, will be included in the Company’s proxy statement in connection with the Merger described above. Hovde provided its opinion for the information and assistance of the Company’s Board of Directors in connection with its consideration of the Merger and the opinion was one of many factors taken into consideration by the Company’s Board or Directors in making its determination to approve the Merger Agreement. The Hovde opinion is not a recommendation as to how any holder of the Company’s common stock should vote with respect to the Merger or any other matter.
Additional Information and Where to Find It
     In connection with the Merger, the Company and Pinnacle will file a joint proxy statement/prospectus with the Securities and Exchange Commission (“SEC”).
     INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, PINNACLE, AND THE MERGER.
     Investors and security holders may obtain free copies of these documents once they are available through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners Inc., 211 Commerce Street, Suite 300, Nashville, TN 37201, Attention: Investor Relations (615) 744-3710 or Mid-America Bancshares, Inc., 2019 Richard Jones Road, Nashville, TN 37215 Attention: Investor Relations (615) 690-5800.
     This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.
Participants in the Solicitation
     The directors and executive officers of the Company and Pinnacle may be deemed to be participants in the solicitation of proxies with respect to the Merger. Information about Pinnacle’s directors and executive officers is contained in the proxy statement filed by Pinnacle with the SEC on March 15, 2007, which is available on Pinnacle’s web site (www.pnfp.com) and at the SEC’s address provided above. Information about the Company’s directors and executive officers is contained in the proxy statement filed by the Company with the Securities and Exchange Commission on April 2, 2007 which is available on the Company’s website (www.mid-americabancsharesinc.com) and at the SEC’s address provided above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests by security holding or otherwise, will be contained in the joint proxy statement/prospectus and other relevant material to be filed with the SEC when they become available. These documents will be available to investors free of charge on the SEC’s website at the above address.
Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On August 15, 2007, Mid-America Bancshares, Inc. (the “Company”) executed an Agreement and Plan of Merger (the “Merger Agreement”) by and between the Company and Pinnacle Financial Partners, Inc. (“Pinnacle”) pursuant to which the Company will merge with and into Pinnacle, with Pinnacle as the surviving corporation (the “Merger”). The separate existence of the Company shall cease to exist upon the effectiveness of the Merger.
     The terms of the Merger transaction are more fully described in Item 1.01 of this Report and in Exhibit 2.1 hereto.
     In addition, the Company has agreed that Pinnacle may specify a closing of the transaction in 2007, assuming all shareholder and governmental approvals have been obtained and all applicable waiting periods have expired. The Company has agreed, and Pinnacle has assented, to a change to the Company’s (and PrimeTrust Bank’s) change of control agreements which provides that if there is a closing in 2007, the payments, reimbursements and indemnities due to the four persons who have executed such contracts with the Company, and the one person who has signed such an agreement with PrimeTrust Bank, will be calculated as the closing occurred in 2008. If the transaction closes in 2008, this amendment will not be applicable.
Item 7.01 Regulation FD Disclosure
     On August 15, 2007, the Company issued a joint press release with Pinnacle announcing that the parties had entered into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

2.1
Agreement and Plan of Merger by and between Pinnacle Financial Partners, Inc. and Mid-America Bancshares, Inc. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K will be furnished supplementally to the Securities and Exchange Commission upon request.)

99.1	Press release dated, August 15, 2007.

99.2	Amendment to Second Amended and Restated Change of Control Agreement for Gary L. Scott, dated August 15, 2007.

99.3	Amendment to Second Amended and Restated Change of Control Agreement for David Major, dated August 15, 2007.

99.4	Amendment to Second Amended and Restated Change of Control Agreement for James S. Short, dated August 15, 2007.

99.5	Amendment to Second Amended and Restated Change of Control Agreement for Jason K. West, dated August 15, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MID-AMERICA BANCSHARES, INC.
By:	/s/ Gary L. Scott
	Name:	Gary L. Scott
	Title:	Chairman and Chief Executive Officer

Date: August 15, 2007

EXHIBIT INDEX

Exhibit
No.	Description
2.1
Agreement and Plan of Merger by and between Pinnacle Financial Partners, Inc. and Mid-America Bancshares, Inc. (Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K will be furnished supplementally to the Securities and Exchange Commission upon request.)

99.1	Press release issued by Pinnacle Financial Partners, Inc. dated August 15, 2007

99.2	Amendment to Second Amended and Restated Change of Control Agreement for Gary L. Scott, dated August 15, 2007.

99.3	Amendment to Second Amended and Restated Change of Control Agreement for David Major, dated August 15, 2007

99.4	Amendment to Second Amended and Restated Change of Control Agreement for James S. Short, dated August 15, 2007

99.5	Amendment to Second Amended and Restated Change of Control Agreement for Jason K. West, dated August 15, 2007